Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-K of The J. Jill Group, Inc. (the “Company”) for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gordon R. Cooke	/s/ Olga L. Conley
Gordon R. Cooke	Olga L. Conley
President, Chief Executive Officer and	Executive Vice President /
Chairman of the Board of Directors	Chief Financial Officer and
Chief Administrative Officer
(Principal Executive Officer)	(Principal Financial Officer)

Date: March 15, 2006	Date: March 15, 2006